AMENDED AND RESTATED

                        LOAN AND SECURITY AGREEMENT

                         Dated:  December 30, 1997

                                $2,500,000

                                  between

                 FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.

                               as Borrower,

                                    and

                       HARRIS TRUST AND SAVINGS BANK

                                 as Lender

                             TABLE OF CONTENTS

                                                            Page

   SECTION 1.  GENERAL DEFINITIONS                            1
        1.1. Defined Terms                                    1
        1.2. Accounting Terms                                14
        1.3. Other Terms                                     14
        1.4. Certain Matters of Construction                 14

   SECTION 2.  CREDIT FACILITY                               15
        2.1. Revolving Credit Loans                          15
        2.2. Term Loan                                       16
        2.3. Manner of Borrowing Revolving Credit Loans      17
        2.4. Letters of Credit; LC Guaranties                17
        2.5. All Loans to Constitute One Obligation          19
        2.6. Loan Account                                    19

   SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT            19
        3.1. Interest, Fees and Charges                      19
        3.2. Letter of Credit and LC Guaranty Fees           23
        3.3. Term of Agreement                               23
        3.4. Termination                                     23
        3.5. Payments                                        24
        3.6. Application of Payments and Collections         25
        3.7. Statements of Account                           26

   SECTION 4.  COLLATERAL:  GENERAL TERMS                    26
        4.1. Security Interest in Collateral                 26
        4.2. Lien on Realty                                  26
        4.3. Representations, Warranties and
             Covenants -- Collateral                         27
        4.4. Lien Perfection                                 27
        4.5. Location of Collateral                          27
        4.6. Insurance of Collateral                         28
        4.7. Protection of Collateral                        28
   SECTION 5.  PROVISIONS RELATING TO ACCOUNTS               29
        5.1. Representations, Warranties and Covenants       29
        5.2. Assignments, Records and Schedules of Accounts  30
        5.3. Administration of Accounts                      30
        5.4. Collection of Accounts.                         31
        5.5. Notice Regarding Disputed Accounts              31

   SECTION 6.  PROVISIONS RELATING TO INVENTORY              31
        6.1. Representations, Warranties and Covenants       31
        6.2. Inventory Reports                               32
        6.3. Returns of Inventory                            32

   SECTION 7.  PROVISIONS RELATING TO EQUIPMENT              33
        7.1. Representations, Warranties and Covenants       33
        7.2. Evidence of Ownership of Equipment              33
        7.3. Records and Schedules of Equipment              33
        7.4. Dispositions of Equipment                       33

   SECTION 8.  REPRESENTATIONS AND WARRANTIES                33
        8.1. General Representations and Warranties          33
        8.2. Reaffirmation                                   38
        8.3. Survival of Representations and Warranties      38

   SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS           38
        9.1. Affirmative Covenants                           38
        9.2. Negative Covenants                              43
        9.3. Specific Financial Covenants                    46

   SECTION 10.  CONDITIONS PRECEDENT                         47
        10.1.     Documentation                              47
        10.2.     Other Conditions                           49

   SECTION 11.  EVENTS OF DEFAULT: RIGHTS AND
                REMEDIES ON DEFAULT                          49
        11.1.     Events of Default                          49
        11.2.     Acceleration of the Obligations            51
        11.3.     Remedies                                   52
        11.4.     Remedies Cumulative; No Waiver             53

   SECTION 12.  MISCELLANEOUS                                53
        12.1.     Power of Attorney                          53
        12.2.     Indemnity                                  54
        12.3.     Complete Agreement; Modification of
                  Agreement; Sale of Interest                54
        12.4.     Reimbursement of Expenses                  55
        12.5.     Indulgences Not Waivers                    56
        12.6.     Severability                               56
        12.7.     Successors and Assigns                     56
        12.8.     Cumulative Effect; Conflict of Terms       56
        12.9.     Execution in Counterparts                  56
        12.10.    Notice                                     56
        12.11.    Lender's Consent                           57
        12.12.    Demand Obligations                         58
        12.13.    Time of Essence                            58
        12.14.    Entire Agreement                           58
        12.15.    Interpretation                             58
        12.16.    GOVERNING LAW; CONSENT TO FORUM            58
        12.17.    WAIVERS BY BORROWER                        59


   EXHIBITS
   Exhibit A Form of Revolving Credit Note
   Exhibit B Form of Term Note
   Exhibit C Borrower's Business Locations
   Exhibit D Jurisdictions in Which Borrower is Authorized to do Business Exhibit E Corporate Names and Predecessors
   Exhibit F Patents, Trademarks, Copyrights and Licenses
   Exhibit G Capital Structure and Affiliates
   Exhibit H Contracts Restricting Borrower's Right to Incur Debts
   Exhibit I Litigation
   Exhibit J Pension Plans
   Exhibit K Labor Contracts
   Exhibit L Capitalized Leases
   Exhibit M Operating Leases
   Exhibit N Form of Compliance Certificate
   Exhibit O Form of Borrowing Base Certificate
   Exhibit P Permitted Liens
   Exhibit Q Leased Premises
   Exhibit R Form of Opinion Letter

             AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


        THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made this 30th day December of 1997, by and among FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC., a Delaware corporation ("Borrower") having its chief executive office at 1265 Naperville Drive, Romeoville, Illinois 60446, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporating having an office at 111 West Monroe Street, Chicago, Illinois 60690 ("Lender").

                                 RECITALS


   A. Borrower and Silicon Valley Bank ("Silicon Bank") entered into that certain Amended and Restated Loan and Security Agreement dated as of August 20, 1996, which amended that certain Business Loan Agreement dated as of August 20, 1993 between Borrower and Silicon Bank dated as of August 20, 1993 (collectively, the "Old Loan Agreement").

   B. Pursuant to that certain Assignment and Assumption (the "Assignment and Assumption") dated as of December 30, 1997 by and between the Lender and Silicon Bank, Lender purchased from Silicon Bank all of Silicon Bank's right, title and interest in the Old Loan Agreement, the "Notes", the liens on the "Collateral", and the "Loan Documents" (as such terms are defined in the Assignment and Assumption).

   C.   Borrower and Lender  desire to  amend and  restate the  Old
        Loan Agreement.

   D. Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:
   I.   SECTION   GENERAL DEFINITIONS

   A. Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

             Account Debtor - any Person who is or may become obligated under or on account of an Account.

             Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by any Borrower or in which any Borrower now has or hereafter acquired any interest.

             Adjusted Tangible Assets - all assets except: (i) any surplus resulting from any write-up of assets subsequent to September 30, 1997; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments;
        (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

             Adjusted Tangible Net Worth - at any date means a sum equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a
        Person would  be  shown on  a  balance  sheet at  such  date  in
        accordance  with  GAAP,  plus  (ii)  Subordinated  Debt,   minus
        (iii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

             Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Borrower; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of Borrower; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

             Agreement - this Loan and Security Agreement.

             Average Monthly  Loan  Balance  - the  amount  obtained  by adding the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day for each day during the month in question plus the aggregate amount of all outstanding Letters of Credit and LC Guaranties outstanding at the end of each day during the month in question and by dividing such sum by the number of days in such month.

             Base Rate - the higher of the prime rate or any other rate announced in replacement of the prime rate, announced from time to time by Lender. Such rate would not necessarily be the lowest interest rate offered by such Lender; and, if the prime rate for commercial loans is discontinued by Lender as a standard, a comparable reference rate designated by Lender as a substitute therefor shall be the Base Rate.

             Base Rate Loan - a Loan that bears interest based on the Base Rate.

             Board - the Board of Governors of the Federal Reserve System of the United States.

             Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

             1.             the Maximum Revolving Credit Loan; or

   1.                            an amount equal to:

   a) eighty percent (80%), or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time, of the net amount of Eligible Accounts outstanding at such date;

                                   PLUS

   a) the lesser of (A) One Million Dollars ($1,000,000) or (B) the Inventory Percentage of the value of Eligible Inventory at such date consisting of raw materials or finished goods, calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis;

                            MINUS (subtract from  the lesser of  clauses
                       (a) or (b) above)

             1. an amount equal to the sum of (A) the face amount of all LC Guaranties and Letters of Credit issued by Lender or any Affiliate of Lender and outstanding at such date, and (B) any amounts which Lender may be obligated to pay in the future for the account of any Borrower.

        For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

             Business Day - (i) when used with respect to the LIBOR Option, shall mean a day on which dealings may be effected in deposits of United States dollars in the London interbank foreign currency deposits market and on which the Lender is conducting business and on which banks may conduct business in London, England, Chicago, Illinois, and New York, New York and
        (ii) when used with respect to the other provisions of this Agreement, shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

             Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improve-ments, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to Capitalized Lease Obligations.

             Capitalized Lease Obligation - any Indebtedness for Borrowed Money represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness for Borrowed Money shall be the capitalized amount of such obligations determined in accordance with GAAP.

             Cash and Cash Equivalents - any assets of Borrower which are in the form of, or are readily convertible into money, including without limitation, cash, checks and other demand negotiable instruments, deposits with any bank or financial institution (whether as demand deposits, and whether or not evidenced by certificates of deposit), and readily marketable securities of any type.

             Closing Date - the date on which all of the conditions precedent in Section 10 are satisfied and the initial Loan is made hereunder.

             Code - the Uniform Commercial Code as adopted and in force in the State of Illinois, as from time to time in effect.

             Collateral - all of the Property and interests in Property described in Section 4 hereof, and all other Property and interest in Property that now or hereafter secure the payment and performance of any of the Obligations.

             Commitment Termination Date - the earliest of (i) March 31, 2000, (ii) the date of termination of the commitment to make further Loans pursuant to Section 3.4 hereof, and (iii) the date of termination of the commitment to make further Loans pursuant to Section 11.2 hereof.

             Common Stock - shall mean the common stock, $.001 par value, of Borrower.

             Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

             Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

             Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

             Default Rate - as defined in Section 3.1(C) of this Agreement.

             Distribution -  in respect  of  any corporation  means  and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Common Stock unless made contemporaneously from net proceeds of the sale of Common Stock.

             EBITDA - with respect to any fiscal period, the sum of Borrower's Consolidated (i) net earnings (or loss) before interest expense and taxes for said period, plus (ii) depreciation and amortization expense for such period, all as determined in accordance with GAAP.

             Eligible Account  -  an  Account arising  in  the  ordinary course of Borrower's business from the sale of goods or rendition of services unless: (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (ii) it is due or unpaid more than ninety (90) days after the original invoice date; or (iii) twenty-five percent (25%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or (iv) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached in any material respect; or (v) the Account Debtor is also Borrower's creditor or supplier, but only to the extent of Borrower's obligations to such creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (vii) it arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion or unless Lender, in its sole discretion, has approved the Account Debtor; or (viii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless all Accounts of such Account Debtor are equal to or less than $100,000 in the aggregate, provided, however, that any Accounts of such Account Debtor which are greater than $100,000 in the aggregate shall be deemed Eligible Accounts if Borrower assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or (x) the Account Debtor is located in the State of Minnesota or the State of Alabama, unless Borrower has filed a Notice of Business Activities Report with the appropriate officials in those states for the then current year; or (xi) the Account is subject to a Lien other than a Permitted Lien; or (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xiii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or
        (xiv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xv) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (xvi) the Account consists of uncollected progress billings.

             Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies) which (i) is in good, new and saleable condition; (ii) is not slow moving, obsolete or unmerchantable; (iii) meets all standards imposed by any governmental agency or authority; (iv) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof; (v) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; and (vi) is situated at a location in compliance with Section 4.5 hereof and is not in-transit unless it is
        (y) Inventory  in  transit   to  a  customer   of  Borrower   or
        (z) Inventory with an aggregate value of less than $100,000 which is transit to, or at, a trade show or the home or office of a sales representative of the Borrower.

             Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act as amended, the Clean Water Act, the River and Harbor Act, Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Deep-Water Port Act, the Safe Drinking Water Act, the SuperFund Amendments and Reauthorization Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, state and federal superlien and environmental clean up programs and laws, and U.S. Department of Transportation regulations.

             Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

             ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

             Event of Default - as defined in Section 11.1 of this Agreement.

             Excess Revolving Credit Loan Availability - as of any date, the amount, if any, by which the Borrowing Base exceeds the aggregate outstanding principal balance of the Revolving Credit Loans.

             Fixed Charge Ratio - with respect to any fiscal period, the ratio of (a) EBITDA for such period, less extraordinary income to (b) all regularly scheduled payments of principal and interest on Obligations required to be paid in cash within such period.

             GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

             General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

             Guarantors - Michael J.   Carroll, Brian Carroll and  James
        Urban and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

             Guaranty Agreements - the Continuing Guaranty Agreement which is to be executed by each Guarantor in form and substance satisfactory to Lender.

             Hazardous Substance - the meaning given such term in 42 USC S 9601(14), 42 USC S 9601(33) and 42 USC S 6991(8) or any state or local counterpart Environmental Law.

             Indebtedness for Borrowed Money - means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money
        borrowed  (including  by  the  issuance  of  debt   securities),
        (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business not more than 60 days past due), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person, and (v) all obligations of such Person on or with respect to letters of credit, banker's acceptances and other evidences of indebtedness representing extensions of credit whether or not representing obligations for borrowed money.

             Inventory - all of Borrower's inventory, whether now owned or hereafter acquired by the Borrower, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

             Inventory Percentage - Fifty percent (50%).

             Investments - when used with reference to any investment of Borrower or its Subsidiaries means any investment so classified under GAAP, and, whether or not so classified, includes (a) any loan or advance made by Borrower or its Subsidiaries to any other Person, (b) any guaranty, and (c) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

             LC Guaranty - a guaranty executed by Lender at Borrower's request in favor of a person who has issued a letter of credit for the account of the Borrower.

             Leases - all of those leasehold estates in real property now owned or hereafter acquired by Borrower or any Subsidiary of Borrower, as lessee.

             Legal Requirement - any requirement imposed upon Lender by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling of official directive (whether or not having the force of law) of the Board, the Bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

             Letter of Credit - a letter of credit at any time issued by Lender for the account of Borrower.

             LIBOR Interest Payment Date - with respect to any LIBOR Revolving Credit Portion or any LIBOR Term Portion, the last day of the applicable LIBOR Period.

             LIBOR Option - the option granted pursuant to Section 3.1(B) to have the interest on all or any portion of the principal amount of the Revolving Credit Loan or the Term Loan based on a LIBOR Rate.

             LIBOR Period -  any period, selected  as provided below  in
        Section 3.1(B) of 1 month, 2 months or 3 months, commencing on any Business Day, subject to the provisions of Section 3.1(B); provided, however, that no LIBOR Period shall extend beyond the last day of the maturity date of the applicable Loan, unless Borrower and Lender have agreed to an extension of such maturity date beyond the expiration of the LIBOR Period in question. No LIBOR period may be selected if after giving effect thereto the Borrower will be unable to make a principal payment scheduled to be made during such LIBOR Period without paying part of a LIBOR Portion on a date other than the last day of the LIBOR Period applicable thereto. If any LIBOR Period so selected shall end on a date that is not a Business Day, such LIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by the Lender in accordance with the then current banking practice in London. Each determination by Lender of a LIBOR Period shall, in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis of such determination.

             LIBOR Portion - all of the Indebtedness for Borrowed Money hereunder evidenced by the Notes bearing interest at the same LIBOR Rate for the same period of time.

             LIBOR Rate - with respect to any LIBOR Revolving Credit Portion or any LIBOR Term Portion for the related LIBOR Period, an interest rate per annum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) equal to the product of (a) the Base LIBOR Rate (as hereinafter defined) and (b) Statutory Reserves. For purposes of this definition, the term "Base LIBOR Rate" shall mean (i) the LIBOR Index Rate (as hereinafter defined) for such LIBOR Period, or if the LIBOR Index Rate is unavailable (ii) the rate per anum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) at which deposits of U.S. Dollars approximately equal in principal amount to the
        LIBOR Revolving Credit Portion or the LIBOR Term Portion specified in the applicable LIBOR Request are offered to Lender, in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period. For purposes of this definition, the term "LIBOR Index Rate" shall mean, for any LIBOR Period, the rate per annum (rounded upwards, if necessary, to the next one hundred thousandth of a percentage point) for deposits of U.S. Dollars for a period equal to such LIBOR Period, which appears on the Telerate Page 3750 (as hereinafter defined) as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period. For purposes of this definition, the term "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). Each determination by Lender of any LIBOR Rate shall in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis for such determination.

             LIBOR Rate Loan - a Loan that bears interest based on the LIBOR Rate.

             LIBOR Request - a notice in writing (or by telephonic communication confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Lender requesting that interest on a LIBOR Revolving Credit Loan or a LIBOR Term Loan be based on the LIBOR Rate, specifying: (i) the first day of the LIBOR Period, (ii) the length of the LIBOR Period consistent with the definition of that term, and (iii) a dollar amount of the LIBOR Revolving Credit Portion or LIBOR Term Portion consistent with the definition of such terms.

             LIBOR Revolving Credit Portion - that portion of the Revolving Credit Loan specified in a LIBOR Request (including any portion of Revolving Credit Loan and Term Loan which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $500,000 and an integral multiple of $100,000, which does not exceed the outstanding balance of Revolving Credit Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Revolving Credit Portion, has met the conditions for basing interest on the LIBOR Rate in Section 3.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

             LIBOR Term Portion - that portion of the Term Loan specified in a LIBOR Request (including any portion of Revolving Credit Loan and Term Loan which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $500,000 and an integral multiple of $100,000, which does not exceed the outstanding balance of Term Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Term Portion, has met the conditions for basing interest on the LIBOR Rate in Section 3.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

             Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

             Loan Account - the loan account established on the books of Lender pursuant to Section 2.6 hereof.

             Loan Documents - this Agreement, the Other Agreements and the Security Documents.

             Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans and the Term Loan, and each payment made pursuant to an LC Guaranty and each payment made by Lender or any Affiliate pursuant to a Letter of Credit.

             Maximum Revolving Credit Loan - at any particular time, an amount equal to $2,200,000.

             Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

             New Mortgages - as defined in Section 4.2 hereof.

             Note(s) - the Term Note and the Revolving Credit Note.

             Notice of Revolving Credit Loan - as defined in Section 2.1(A) of this Agreement.

             Obligations - all Loans and all other advances, letter of credit reimbursement obligations, and/or any debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under any of the Loan Documents.

             Original  Term  -  as  defined  in  Section  3.3  of   this
        Agreement.

             OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

             Other Agreements - any and all agreements, instruments  and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Term Note and the Revolving Credit Note.

             Overadvance  -  as  defined  in  Section  2.1(C)  of   this
        Agreement.

             Permitted  Liens  -  any  Lien  of  a  kind  specified   in
        subparagraphs  (i)  through  (x)  of  Section  9.2(H)  of   this
        Agreement.

             Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all Indebtedness for Borrowed Money (other than the Obligations) and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed Five Hundred Thousand and No/100 Dollars ($500,000). For the
        purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

             Person - an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, joint stock company, land trust, association, business trust, institution, or unincorporated organization, or a government or agency or political subdivision thereof.

             Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

             Prime Revolving Credit Portion - that portion of the Revolving Credit Loan not subject to a LIBOR Option.

             Prime Term Portion - that portion of the Term Loan not subject to a LIBOR Option.

             Prohibited Transaction  -  any  transaction  set  forth  in
        Section 406 of  ERISA or Section  4975 of  the Internal  Revenue
        Code of 1986.

             Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

             Purchase Money Indebtedness - means and includes (i) Indebtedness for Borrowed Money (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness for Borrowed Money (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

             Purchase Money Lien - a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

             Rentals - as defined in Section 9.2(V) of this Agreement.

             Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

             Restricted Investment  -  any  investment  in  cash  or  by transfer or other delivery of Property to any Person, whether by acquisition of stock, indebtedness or other obligation or
        Security, or  by  loan,  advance  or  capital  contribution,  or otherwise, or in any Property except the following: (i) investments in one or more Subsidiaries of Borrower; (ii) Property to be used in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its
        Subsidiaries; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy
        (270) days from the date of creation thereof.

             Revolving Credit Loan - a Loan made by Lender as provided in Section 2.1 of this Agreement.
             Revolving Credit Loan  Commitment - as  defined in  Section
        2.1 of this Agreement.

             Revolving Credit Notes - the Revolving Credit Notes to be executed by Borrower on or prior to the Closing Date in favor of Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A attached hereto.

             Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

             Security Documents - the Guaranty Agreement, each New Mortgage, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

             Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's indebtedness (including contingent debts), (ii) is able to pay all of its indebtedness as such indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

             Statutory Reserves - a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which Lender is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board or any successor thereto). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Revolving Credit Portions or LIBOR Term Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, provided that no adjustment shall reduce Statutory Reserves below the amount in effect on the Closing Date.

             Subordinated Debt - Indebtedness for Borrowed Money of Borrower that is subordinated to the Obligations.

             Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

             Tax - in relation to any LIBOR Revolving Credit Portion or LIBOR Term Portion and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or other charges of whatever nature required by any Legal Requirement (i) to be paid by Lender and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender by the United States of America or any political subdivision thereof.

             Term Loan - the  Loan described in  Section 2.2(A) of  this
        Agreement.

             Term Loan Commitment - as defined in Section 2.2(A) of this Agreement.

             Term Notes - the Secured Promissory Notes to be executed by Borrower on or prior to the Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit B attached hereto.

             Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

   A. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

   A. Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

   A. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications thereto and any and all extensions or renewals thereof. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

   I.   SECTION   CREDIT FACILITY

        Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to Two Million Five Hundred Thousand Dollars ($2,500,000) available upon Borrower's request therefor, as follows:

   A.             Revolving Credit Loans.

   1. The aggregate principal amount of the Revolving Credit Loans to be made by Lender is Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Revolving Credit Loan Commitment") minus (without duplication) (i) the Obligations of Borrower hereunder (other than the Term Loan) minus (ii) the stated amount of all LC Guaranties and Letters of Credit minus (iii) the aggregate principal amount of permanent reductions of the Revolving Credit Loan
   Commitment. Subject to all of the terms and conditions of this Agreement, Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower and to provide Letters of Credit and LC Guaranties from time to time, as requested by Borrower in accordance with the terms of Section 2.3 and
   Section 2.4 hereof,  up to  a maximum  principal amount  at any  time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. In no event shall Borrower be authorized to request a Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this Section 2.1(A), Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem reasonably necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 2.1(A), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business;
   (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; and (v) such other matters, events, conditions or contingencies as to which Lender, in its reasonable discretion, determines reserves should be established from time to time hereunder. Each Revolving Credit Loan shall be made on notice, given not later than 11:00 A.M. (Chicago time) (i) three Business Days prior to the requested borrowing date in the case of LIBOR Rate Loans; and (ii) on the Business Day of the proposed Revolving Credit Loan in the case of Prime Revolving Credit Portions, by Borrower to Lender. Each such notice (a "Notice of Revolving Credit Loan") shall be in writing or by telephone to Todd A. Andritsch of Lender at (847) 640-3525, or such other person as Lender notifies Borrower of in writing, confirmed immediately in writing, specifying therein the requested date and amount of such Revolving Credit Loan.

   1. The Revolving Credit Loans shall be evidenced by a promissory note to be executed and delivered by Borrower at the time of the initial Revolving Credit Loan, the form of which is attached hereto and made a part hereof as Exhibit A (the "Revolving Credit Note"). The Revolving Credit Note shall be payable to the order of Lender and shall represent the obligation of Borrower to pay the amount of Lender's Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender to Borrower with interest thereon as prescribed in

   Section 3.1.
   1. Insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (any such Loans or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"; provided, however, that the Term Loan shall not be considered an Overadvance), Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be deemed to be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally.

   1. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness for Borrowed Money of Borrower to Silicon Valley Bank, and for Borrower's general operating capital needs to the extent consistent with the provisions of this Agreement.

   A.             Term Loan.

   1.                  Term Loan.    Subject to  all  of the  terms  and
   conditions of this Agreement, Lender agrees to make a term loan ("Term Loan") to Borrower in the principal amount equal to Three Hundred Thousand Dollars ($300,000) (the "Term Loan Commitment"). The Term Loan shall be evidenced, shall bear interest as specified in
   Section 3.1, shall be repayable in accordance with the terms of Term Note, and shall be secured by the Property of Borrower described in
   Section 4 hereof and in the Security Documents. The Term Loan shall be funded on the Closing Date, concurrently with Lender's initial Revolving Credit Loan. The proceeds of the Term Loan shall be used by Borrower solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

             The Term Loan shall be made on notice, given not later than 11:00 A.M. (Chicago time) on the Closing Date, by Borrower to Lender. Such notice from Borrower shall be by telephone to Todd A. Andritsch of Lender at (847) 640-3525, confirmed immediately in writing, and shall specify the Closing Date. Lender shall, before 3:00 P.M. (Chicago Time) on the Closing Date, wire to a bank or other third party designated by Borrower and reasonably acceptable to Lender, the amount of the Term Loan Commitment.

   1. Mandatory Prepayments. If Borrower sells an aggregate amount of Equipment and real Property during any calendar year for an aggregate purchase price in excess of Fifty Thousand Dollars ($50,000), or if any of the Collateral is taken by condemnation, Borrower shall prepay the principal installments of the Term Note, unless otherwise agreed by Lender, as and when received by the Borrower and as a mandatory prepayment of the Term Loan (or, at Lender's option, such of the other Obligations as Lender may elect), a sum equal to the proceeds received by Borrower from such sale or condemnation. Said prepayments shall be applied to the outstanding principal balance of the Term Note.

   A.             Manner   of   Borrowing   Revolving   Credit    Loans.
   Borrowings under the credit facility established pursuant to  Section
   2.1 hereof shall be as follows:

   1. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow in accordance with the provisions contained in Section 2.1; (ii) the becoming due of any amount required to be paid under this Agreement or the Term Note as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due;

   1. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.3 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 2.3(A)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial Revolving Credit Loan, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under Section 2.3(A)(ii) or (iii) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

   A.             Letters of Credit; LC Guaranties.

   1. Subject to availability under the Borrowing Base and all of the terms and conditions of this Agreement and subject to the written consent of Lender, if requested to do so by Borrower, the Revolving Credit Loan Commitment and a Revolving Credit Loan may be made available to the Borrower (to the same extent a Revolving Credit Loan would otherwise be available hereunder) in the form of Letters of Credit issued by the Lender, or issued by its Affiliates, for the account of Borrower, or the Lender or its Affiliates may execute LC Guaranties by which Lender or its Affiliates shall guaranty the payment or performance by Borrower of its reimbursement obligation with respect to Letters of Credit issued for Borrower's account by other Persons; provided, however, that (i) the aggregate face amount of all Letters of Credit and LC Guaranties outstanding at any time shall not exceed One Million Dollars ($1,000,000) and (ii) no Letter of Credit may have an expiration date that is after the Commitment Termination Date. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall become part of the Obligations and shall be payable on demand.

   1. Borrower agrees to unconditionally, irrevocably and absolutely pay immediately to Lender the amount drawn under a Letter of Credit or paid pursuant to a LC Guaranty. If Borrower at any time fails to make such payment, Borrower shall be deemed to have elected to borrow from Lender on such date Revolving Credit Loans equal in aggregate amount to the amount paid by Lender under such Letter of Credit or LC Guaranty.

   1. At the time Borrower requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application), Borrower shall execute and deliver to Lender an application for such Letter of Credit in the form customarily prescribed by the Lender (individually an "Application" and collectively the "Applications"). Subject to the other provisions of this subsection, the obligation of Borrower to reimburse Lender for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. In the event Lender is not reimbursed by Borrower for the amount Lender pays on any draft drawn under a Letter of Credit issued hereunder by 11:00 a.m. (Chicago time) on the date when such drawing is paid, the obligation of Borrower to reimburse Lender for the amount of such draft paid shall bear interest (which Borrower hereby promises to pay on demand) from and after the date the draft is paid and until payment in full thereof at the Default Rate as from time to time in effect. This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof.
   Anything contained in the Applications to the contrary notwithstanding, (i) Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 3.2 hereof, (ii) except as otherwise provided herein, prior to the occurrence of a Default or an Event of Default, Lender will not call for additional collateral security for the obligations of Borrower under the Applications other than the collateral security contemplated by this Agreement and the Loan Documents, and (iii) except as otherwise provided herein, prior to the occurrence of a Default or an Event of Default, Lender will not call for the funding of a Letter of Credit by Borrower prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date). Borrower hereby irrevocably authorizes Lender to charge any of Borrower's deposit accounts maintained with Lender for the amount necessary to reimburse Lender for any drafts drawn under Letters of Credit issued hereunder.

   1. Borrower is obligated, and hereby unconditionally agrees, to pay in immediately available funds to Lender (i) each draft drawn and presented under a Letter of Credit issued by Lender hereunder and (ii) each LC Guaranty honored by Lender not later than 11:00 a.m. (Chicago Time) on the date provided for in the relevant Application (Chicago time) or letter of credit subject to such LC Guaranty (the obligation of each Borrower under this Section 2.4(D) with respect to any Letter of Credit or LC Guaranty is a "Reimbursement Obligation"). Borrower's obligation to repay all Reimbursement Obligations shall be absolute and unconditional. If at any time Borrower fails to pay any Reimbursement Obligations when due, Borrower shall be deemed to have automatically requested a Base Rate Loan from Lender hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if no Default or Event of Default shall exist and upon approval of Lender, and shall be subject to availability under the Revolving Credit Loan Commitment. If such Loan is not made by Lender for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Lender upon demand and shall bear interest at the Default Rate.

   A. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrower to Lender.

   A. Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender and may record therein, in accordance with customary accounting practice, other debits and credits, including all charges and expenses properly chargeable to Borrower and any other Obligation.

   I.   SECTION   INTEREST, FEES, TERM AND REPAYMENT

   A.             Interest, Fees and Charges.

   a) Interest. Interest shall accrue on the Prime Revolving Credit Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days) at a fluctuating rate per annum equal to the sum of one-half percent (.50%) plus the Base Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate Effective on the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

   a) Interest shall accrue on each LIBOR Revolving Credit Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days) at rates equal to the sum of the LIBOR Rate applicable to each such LIBOR Revolving Credit Portion plus three percent (3%).

   a) Interest shall accrue on the Prime Term Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days) at a fluctuating rate per annum equal to the sum of one-half percent (.50%) plus the Base Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective on the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

   a) Interest shall accrue on each LIBOR Term Portion outstanding at the end of each day (computed on the basis is of a calendar year of 360 days) at rates equal to the sum of the LIBOR Rate applicable to each such LIBOR Term Loan Portion plus three percent (3%).

   2.                  LIBOR Option.

   a)                       Conditions for Basing Interest on the  LIBOR
   Rate.  Upon the condition that:

             (1) Lender shall have received a LIBOR Request from Borrower at least three (3) Business Days prior to the first day of the LIBOR Period requested prior to 1:00 p.m. (Chicago time) on such Business Day;

             (1) There shall have occurred no change in applicable law which would make it unlawful for Lender to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market;

             (1) As of the date of the LIBOR Request and the first day of the LIBOR Period, there shall exist no Default or Event of Default which has not been waived by Lender; and

             (1) Lender shall not have determined in good faith that Lender is unable to determine the LIBOR Rate in respect of the requested LIBOR Period or that Lender is unable to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested LIBOR Period;

   then interest on the LIBOR Revolving Credit Portion and/or LIBOR Term Portion requested during the LIBOR Period requested will be based on the applicable LIBOR Rate. Notwithstanding anything contained to the contrary, at no time shall there be more than four (4) LIBOR Portions outstanding hereunder.

   a) Indemnification for Funding and Other Losses . Each LIBOR Request shall be irrevocable and binding on Borrower. Borrower shall indemnify Lender as a result of any failure on the part of Borrower to fulfill, on or before the date specified in any LIBOR Request, the applicable conditions set forth in this Agreement, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation of redeployment of deposits or other funds acquired by Lender to fund or maintain the requested LIBOR Revolving Credit Portion and/or LIBOR Term Portion, when, as a result of such failure on the part of Borrower, interest on such LIBOR Revolving Credit Portion or LIBOR Term Portion is not based on the applicable LIBOR Rate for the requested LIBOR Period.

   a)                       Change in Applicable Laws, Regulations, etc.
   If any Legal Requirement shall make it unlawful for Lender to fund through the purchase of U.S. dollar deposits any LIBOR Revolving Credit Portion or LIBOR Term Portion, or otherwise to give effect to its obligations as contemplated under this Section 3.1(B), or shall impose on Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets or Lender which includes any LIBOR Revolving Credit Portion, or LIBOR Term Portion, or shall impose on Lender any restrictions on the amount of such a category of liabilities of assets which Lender may hold, (i) Lender may by notice thereof to Borrower terminate the LIBOR Option, with respect to the Revolving Credit Loans and Term Loans made or to be made by Lender,
   (ii) any LIBOR Revolving Credit Portion of Lender's Revolving Credit Loans and/or any LIBOR Term Portion of Lender's Term Loans subject thereto shall immediately bear interest thereafter at the rate provided for in Section 3.1(A) payable on the dates provided for in
   Section 3.5(C), and (iii) Borrower shall indemnify Lender against any loss, penalty or expense incurred by Lender by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain such LIBOR Revolving Credit Portion and/or LIBOR Term Portion.

   a) Taxes. It is the understanding of Borrower and Lender that Lender shall receive payments of amounts of principal of and interest on the Revolving Credit Note, with respect to the LIBOR Revolving Credit Portions and on the Term Note with respect to LIBOR Term Portions from time to time subject to a LIBOR Option free and clear of, and without deduction for, any Taxes. If (i) Lender shall be subject to any such Tax in respect of any such LIBOR Revolving Credit Portion or LIBOR Term Portion or any part thereof or
   (ii) Borrower shall be required to withhold or deduct any such Tax from any such amount, the LIBOR Rate applicable to such LIBOR Revolving Credit Portion or LIBOR Term Portion shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payments by Lender or the withholding by Borrower of such Tax and Borrower shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Lender of the amount of such costs shall, in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis of such determination. If after any such adjustment, any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive.

   1. Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to four percent (4%) above the Base Rate (the "Default Rate").

   1. Unused Line Fee. If during any calendar quarter prior to the Commitment Termination Date, the average daily balance of the Revolving Credit Loan is less than the Maximum Revolving Credit Loan amount as reduced by any permanent reduction in the Revolving Credit Loan Commitment, Borrower shall pay to Lender in addition to any interest, late charges or liquidated damages due under this Agreement, an amount ("Unused Revolving Credit Loan Charge") equal to the quotient of (i) an amount equal to (A) the sum of positive differences between the Maximum Revolving Credit Loan above and the sum of the average daily balance of the Revolving Credit Loan plus the sum of the daily balance of outstanding Letters of Credit and L/C Guaranties on each during such quarter for each day during the previous quarter or portion thereof, multiplied by (B) a rate equal to one quarter of one percent (1/4%), divided by (ii) 360. The amount of any Unused Revolving Credit Loan Charge shall be payable to Lender quarterly, in arrears, commencing April 1, 1998, with a final payment date on the Commitment Termination Date.

   2. Closing Fee. Borrower shall pay to Lender a closing fee of Fifteen Thousand Dollars ($15,000), which shall be deemed fully earned and nonrefundable at the closing of the transactions contemplated hereby and shall be paid concurrently with the initial Loan hereunder. Such fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

   1. Capital Adequacy Charge. In the event that Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrower of a written demand therefor, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method.

   1. Maximum Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Credit Note or the Term Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Credit Note or the Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

   1.                  Discretion of  Lender as  to Manner  of  Funding.
   Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

   A. Letter of Credit and LC Guaranty Fees. As additional consideration for Lender issuing its, or causing to be issued,
   Letters of  Credit  for Borrower's  account  or for  issuing  its  LC
   Guaranties at Borrower's request pursuant to Section 2.4 hereof, Borrower agrees to pay Lender, commencing with the date upon which the Letter of Credit or LC Guaranty is issued and upon each subsequent renewal or issuance thereafter during which the Letters of Credit or LC Guaranties are outstanding, a fee in an amount equal to the quotient of (x) an amount equal to (A) the sum of the daily outstanding amount of such Letter of Credits or LC Guaranties outstanding on each day during the previous month multiplied by (B) a rate equal to one percent (1%) for Standby Letters of Credit, or (2) one-quarter percent (0.25%) for Documentary Letters of Credit, divided by (y) 360. Further, Borrower shall pay and/or reimburse Lender all fees and charges paid by Lender on account of any Letter of Credit or LC Guaranty, including, but not limited to, customary issuance and draw fees. Such fees and other amounts shall be paid to Lender in advance upon the issuance or renewal of any Letter of Credit or LC Guaranties and on the Commitment Termination Date.

   A. Term of Agreement. Subject to Lender's right to cease making Loans to Borrower at any time upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period through and including March 31, 2000 (the "Original Term").

   A.             Termination.

   1. Upon at least ninety (90) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit issued by Lender or its Affiliates and all LC Guaranties have expired.

   1. Borrower may terminate or reduce the financing under the Revolving Credit Loan at any time prior to the end of the Original Term by giving to the other party written notice of reduction or termination hereunder, by registered or certified mail addressed to the other party at its principal place of business at least one (1) day prior to the end of any such term. In order for a notice of reduction or termination to become effective, Borrower shall, on or before the termination date or reduction date, pay to Lender in full all of Borrower's Obligations under this Agreement and the Notes in an amount to the reduction or in full in the case of a termination, notwithstanding that any portion thereof may be payable in installments not yet due, and shall cause all outstanding Letters of Credit or L/C Guaranties to be terminated, or otherwise provided for as set forth in Section 3.4(D). The aforesaid notice of termination by Borrower or Lender shall have the effect of accelerating payment on any principal indebtedness not then due. In the event of a termination, Lender shall have no further Obligations to make Revolving Credit Loans after the date specified in any such notice of termination.

   1. All of the Obligations including, without limitation, the Term Loan, shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement, or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties, or liabilities of Borrower or Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement, or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral, and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation, and Lender shall retain its Liens in the Collateral until Borrower has paid the Obligations to Lender in full, in immediately available funds.

   1. With respect to the face amount of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender outstanding on any proposed date of termination, Lender may, at its option, require Borrower to deposit with Lender funds equal to such face amount, in order for any such termination to become effective. Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

   1. It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly.

   A. Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section
   3.5 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of:

   1. Principal, payable on account of Revolving Credit Loans made by Lender to Borrower pursuant to Section 2.1 of this Agreement, shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral consisting of Accounts or Inventory, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 3.4 hereof; provided, however, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess;

   1. Principal, payable on account of the Term Loans made by Lender to Borrower pursuant to Section 2.2 of this Agreement shall be payable by Borrower to Lender in an amount equal to $3,750 per month which is based upon a five-year amortization schedule with a final payment due on March 31, 2000 or immediately upon the earliest of (i) the occurrence of an Event of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (ii) termination of this Agreement pursuant to Section 3.4 hereof;

   (a) Interest accrued on the Prime Revolving Credit Portion and the Prime Term Portion shall be due on the earliest of
   (i) the  first  day of  each  month (for  the  immediately  preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in the consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to
   Section 3.4 hereof; provided, however, the Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Prime Revolving Credit Portion and on the Prime Term Portion during the immediately preceding month.

   (a) Interest on the LIBOR Revolving Credit Portion and the LIBOR Term Portion shall be due on the earliest of
   (i) each LIBOR Interest Payment Date applicable to each such LIBOR Revolving Credit Portion and each LIBOR Term Portion, (ii) the occurrence of Events of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 3.4; provided, however, that Borrower irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge Borrower's Loan Account hereunder as a Revolving Credit Loan on each LIBOR Interest Payment Date, a sum sufficient to pay all interest accrued and payable with respect to each LIBOR Revolving Credit Portion and each LIBOR Term Portion.

   1. Costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower, on demand, to Lender or to any other Person designated by Lender in writing; and

   1. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

   A. Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.2 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. In no event shall such credit balance be applied or be deemed to have been applied as a prepayment of the Term Loan.

        Upon receipt from Borrower of good funds, Lender will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or, if applicable, fees ratably to Lender.

   A. Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, a copy of which shall be sent to Lender and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

   I.   SECTION   COLLATERAL:  GENERAL TERMS

   A. Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of Borrower's current and non-current assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

   1.                  Accounts;

   1.                  Inventory;

   1.                  Equipment;

   1.                  General Intangibles;

   1. All monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

   1. All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B),
   (C), (D) and (E) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

   1. All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D), (E) or (F) above.

   A. Lien on Realty. If Borrower shall acquire at any time or times hereafter any interest in other real Property, Borrower agrees promptly to execute and deliver to Lender as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender, and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. Each
   New Mortgage shall be duly recorded in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. Borrower shall deliver to Lender at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Said policies shall be in form and substance satisfactory to Lender. Borrower shall deliver to Lender such other documents, including, without limitation, ALTA
   Surveys, of the real Property, as Lender and its counsel may reasonably request relating to the real Property subject to any such New Mortgages.

   A.             Representations,   Warranties    and   Covenants    --
   Collateral. To induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants to Lender:

   1. The Collateral is now, and so long as any of the Obligations are outstanding, will continue to be, owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien thereon, other than a Permitted Lien.

   1. Except as specifically consented to in writing by Lender, the Liens granted to Lender shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Lender other than the filing of continuation statements under the Code or other applicable law, continued possession by Lender of that portion of the Collateral constituting instruments or documents and the processing of Lien notations on motor vehicle title certificates and the recording of the New Mortgages.

   1. All goods evidenced by the Collateral constituting chattel paper, documents, or instruments, the possession of which has been given to Lender, are owned by Borrower and the same are free and clear of any prior Lien. Borrower further warrants and guarantees the value, quantities, sound condition, grades, and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

   A. Lien Perfection. Borrower agrees to execute the UCC-1 financing statements or similar documents provided for by the Code or otherwise, together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral, including, without limitation, the execution at Lender's request of all documents deemed necessary by Lender to cause Lender's Lien to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

   A. Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit C and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and the acceleration of the maturity of the Obligations in consequence thereof, for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on Exhibit C if (i) Borrower gives Lender written notice of the new storage location at least thirty (30) days prior to storing Inventory at such location,
   (ii) Lender's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) neither Borrower's nor Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Lender not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender; (C) temporary transfers (for a period not to exceed three (3) months in any event) of Equipment from a location set forth on Exhibit C to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business and (D) removals in connection with dispositions of Equipment that are authorized by Section 7.4 hereof. Notwithstanding anything else herein to the contrary, Inventory (i) with an aggregate value of less than $100,000 may be in transit, to, or at, a trade show or the home or office of a sales representative of Borrower, and (ii) with an aggregate value of less than $30,000 may be held by third parties, including but not limited to Borrower's customers, to demonstrate the benefit of Borrower's products.

   A. Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interest in the Collateral. Borrower shall deliver copies of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender loss payee. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty
   (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business.

   A. Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of is rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the Default Rate, shall be considered Obligations owing by Borrower to Lender hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

   I.   SECTION   PROVISIONS RELATING TO ACCOUNTS

   A. Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Lender, that with respect to each Account:

   1. It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

   1. It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

   1. It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

   1. To the best of Borrower's knowledge, such Account, and Lender's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

   1. Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

   1. To the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

   1. To the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent; and

   1. Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

   A. Assignments, Records and Schedules of Accounts. If so requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly, or if requested by Lender, daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on a monthly basis a sales and collections report for the preceding month, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

   A.             Administration of Accounts.

   1. Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts as provided in Section 5.2. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, and reasonable costs and expenses thereof, including attorney's fees, to Borrower.

   1. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing Authority for the account of Borrower and to cause Borrower's Loan Account hereunder to be charged therefor. Borrower shall notify Lender if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Lender shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.

   1. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

   A.             Collection of Accounts.

             Upon an Event of Default,  all cash, checks, notes,  drafts or other remittances received by Borrower on account of Accounts or which constitute Collateral or proceeds thereof shall be held as Lender's property by Borrower, as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in a lockbox account set up with the Lender. Borrower agrees to pay to Lender any and all reasonable fees, costs and expenses which Lender incurs in connection with opening and maintaining a lockbox account and depositing for collection by Lender any check or item of payment received by Lender or delivered to Lender. Borrower further agrees to execute all agreements and documents and to open and maintain all accounts Lender reasonably deems necessary or appropriate to effectuate an effective lockbox arrangement for the operations of Borrower. Upon an Event of Default, Lender retains the right at all times to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Lender of such items.

   A. Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of One Hundred Fifty Thousand and No/100 Dollars ($150,000) are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

   I.   SECTION   PROVISIONS RELATING TO INVENTORY

   A. Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that:

   1. All Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit C and will not be removed therefrom except as authorized by Section 4.5 of this Agreement;

   1. No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name;

   1. No Inventory is or will be consigned to any Person without Lender's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment (provided, however, that nothing contained herein shall prevent Borrower from providing up to Thirty Thousand and No/100 Dollars ($30,000) of Inventory at any one time to third parties to be used to demonstrate the benefits of Borrower's products), (i) provide Lender with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Lender, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Lender as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Lender copies of the results of all such searches, and
   (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type; and

   1. No Inventory is or will be produced by Borrower in violation of the Fair Labor Standards Act.

   A. Inventory Reports. Borrower agrees to furnish Lender with Inventory reports at such times as Lender may request. Such reports shall be in form and detail satisfactory to Lender. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall in its discretion request.

   A. Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of One Hundred Thousand and No/100 Dollars ($100,000), Borrower shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory. After the occurrence of an Event of Default, Borrower shall hold all returned Inventory in trust for Lender shall segregate all returned Inventory from all other Property owned by Borrower or in its possession and shall conspicuously label such Inventory as the Property of Lender.

   I.   SECTION   PROVISIONS RELATING TO EQUIPMENT

   A.             Representations,  Warranties  and  Covenants.     With
   respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that:

   1. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

   1. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Lender and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Lender or subject to Permitted Liens.

   A. Evidence of Ownership of Equipment. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title).

   A. Records and Schedules of Equipment. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section 7.4 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender.

   A. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of Fifty Thousand Dollars and No/100 ($50,000) or less, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall give Lender at least five (5) days prior written notice of such disposition.

   I.   SECTION   REPRESENTATIONS AND WARRANTIES

   A.             General Representations  and  Warranties.   To  induce
   Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

   1. Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit D attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, or in which the failure of Borrower to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower.

   1. Corporate Names. During the preceding seven (7) years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit E attached hereto and made a part hereof. Except as set forth on Exhibit E, Borrower has not, during the preceding seven (7) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

   1. Corporate Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, certificate or articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower;
   (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of an Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

   1. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of Borrower enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

   1. Use of Proceeds. Borrower's uses of the proceeds of any Loans made pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

   1. Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G, T or U of the Board of Governors of the Federal Reserve System), and no part of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or in inconsistent with the provisions of Regulation X of said Board of Governors.

   1. Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

   1.                  Patents,  Trademarks,  Copyrights  and  Licenses.
   Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect to the foregoing necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit F attached hereto and made a part hereof.

   1. Capital Structure. Exhibit G attached hereto and made a part hereof states (a) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (b) the name of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (c) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (d) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Other than as set forth on Exhibit G, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower. Other than as set forth on Exhibit G, there are not outstanding any agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

   1.                  Solvent Financial  Condition.   Borrower  is  now
   and, after giving effect to initial Loans to be made hereunder, at all times will be, Solvent.

   1. Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affect its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness for Borrowed Money, other than as set forth on Exhibit H attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

   1. Litigation. Except as set forth on Exhibit I attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on
   Exhibit I involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

   1. Title to Properties. Borrower and its Subsidiaries each has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, including all of the Collateral, in each case, free and clear of all Liens except Permitted Liens.

   1. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of September 30, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of Borrower and its Subsidiaries at such dates and the results of Borrower's operations for such periods. Since September 30, 1997, there has been no material change in the condition, financial or otherwise, of Borrower and its Subsidiaries and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on September 30 of each year.

   1. Full Disclosure. The financial statements referred to in Section 8.1(N) above, do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

   1. Pension Plans. Except as disclosed on Exhibit J attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has any Plan. Neither Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder with respect to any Plan. No fact or situation that could lead to a material adverse change in the financial condition of Borrower, including, but not limited to, any Reportable Event, or Prohibited Transaction exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

   1. Taxes. The federal tax identification number of Borrower is 94-3123210. Borrower and its Subsidiaries each have filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental, charges that are due and payable. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

   1. Labor Relations. Except as described on Exhibit K attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and to the best of Borrower's knowledge, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

   1. Compliance With Laws. Borrower and its Properties, business operations and leaseholds are in current compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.
   1. Surety Obligations. Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

   1. No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness for Borrowed Money to any Person.

   1.                  Brokers.   There  are  no  claims  for  brokerage
   commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

   1. Business Locations; Agent for Process. During the preceding seven (7) year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on Exhibit C.

   1. Trade Relations. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

   1. Leases. Exhibit L attached hereto is a complete listing of all capitalized leases of Borrower and Exhibit M attached hereto is a complete listing of all operating leases of Borrower.

   1. Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   A. Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for changes in the nature of Borrower's business or operations that would render the information in any Exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

   A. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

   I.   SECTION   COVENANTS AND CONTINUING AGREEMENTS

   A. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

   1. Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, unless and to the extent only that such taxes, assessments and charges are being contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against Borrower's Properties except for Permitted Liens, other than those claims being contested in good faith by Borrower or any Subsidiary, and for which appropriate reserves have been established in accordance with GAAP.

   1. Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

   1. Payment of Bank Charges. Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including, without limitation, any fees paid by the Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

   1. Business and Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary in order for Borrower or such Subsidiary to conduct its business in such states.

   1. Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto.

   1. Compliance with Laws. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

   1. ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to ERISA Section; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

   1. Business Records. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

   1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations. Borrower further agrees to permit auditors, satisfactory to Lender, to perform field audits no more than twice a year, so long as Borrower is in compliance with the terms and conditions thereof, the cost of which shall be paid by Borrower (up to a maximum of $1,000 per year).

   1. Financial Statements. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

   a) as soon as possible, but not later than one hundred twenty (120) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and Consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs) which shall include a Consolidating report of income, a balance sheet, a Form 10-K and the Annual Report, if any, provided to the shareholders of Borrower;

   a) as soon as possible, but not later than forty-five (45) days after the end of each fiscal quarter hereafter, unaudited interim Consolidated financial statements of Borrower and its Subsidiaries as of the end of such quarter and of the portion of Borrower's financial year then elapsed, including but not limited to a Form 10-QSB, on a Consolidated and Consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

   a) as soon as possible, but not later than thirty (30) days after the end of each month hereafter, unaudited interim consolidated financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and Consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

   a) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and
   b) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, and bank statements.

        Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1(J), Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1(J), Borrower shall cause to be prepared and furnished to Lender a Compliance
   Certificate in the form of Exhibit N attached hereto, with appropriate insertions, from the Chief Financial Officer of Borrower certifying to Lender that to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof. Within twenty (20) days after the end of each month hereafter, Borrower shall cause to be prepared and furnish to Lender a Borrowing Base Certificate in the form of Exhibit O attached hereto. Borrower authorizes Lender to communicate directly with its independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules. At or before the initial Closing Date, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.1(J).

   1.                  Notices to  Lender.   Notify Lender  in  writing:
   (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Lender's Lien upon any of the Collateral; (ii) at least sixty (60) days prior thereto, of
   Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness for Borrowed Money exceeding Two Hundred Fifty Thousand and No/100 Dollars ($ 250,000); (v) promptly after the occurrence thereof, any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness for Borrowed Money payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries.

   1. Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory or Equipment may, from time to time, be kept.

   1. Subordinations. Provide Lender with a debt subordination agreement, in form and substance satisfactory to Lender, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Indebtedness for Borrowed Money, subordinating in right of payment and claim all of such Indebtedness for Borrowed Money and any future advances thereon to the full and final payment and performance of the Obligations. Within sixty (60) days of the date hereof, Borrower agrees to provide a debt subordination agreement, in form and substance satisfactory to Lender, executed by Borrower and by the applicable subordinated lender with respect to indebtedness of Borrower held by Reliance Medical Products, Inc., Haag-Streit Service, Inc., Eastman Kodak Company and Mentor Ophthalmics, Inc.

   1. Further Assurances. At Lender's request, promptly execute or cause to be executed and delivered to Lender any and all documents, instruments and agreements deemed reasonably necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds $10,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act.

   1. Annual Operating Plan. As soon as available, and in any event no later than thirty (30) days prior to the end of each fiscal year of Borrower, deliver to Lender the Annual Operating Plan of Borrower for the forthcoming year.

   a)                  Environmental Matters.       Borrower  shall  and
   shall cause each of its Subsidiaries to (a) comply strictly and in all material respects with all applicable Environmental Laws, (b) take promptly any remediation and/or corrective action necessary to cure any material violation of Environmental Laws of which Borrower has knowledge, (c) notify the proper governmental agency promptly in the event of any Release of any Hazardous Substance reportable under 42 USC S9603, 42 USC S11044, 33 USC S1321(b)(5) or any counterpart or similar state or local requirement, (d) promptly forward to Lender, upon its request, a copy of any order, notice, permit, application, or any other communication or report in connection with any such Release of any Hazardous Substance or any other matter relating to the Environmental Laws as they may affect its premises, and (e) promptly forward to Lender a copy of any order, notice, permit, application or other communication or report in connection with any material Release of any Hazardous Substance or any other material matter relating to the Environmental Laws as they may affect its premises.

   a) Borrower shall indemnify Lender and hold Lender harmless from and against any loss, liability, damage or expense, including attorneys' fees, suffered or incurred by Lender, whether as mortgagee pursuant to any New Mortgage, as mortgagee in possession, or as successor in interest to Borrower or any of its Subsidiaries as owner or lessee of any premises by virtue of foreclosure or acceptance of deed in lieu of foreclosure (a) under or on account of the Environmental Laws, including the assertion of any Lien thereunder; (b) with respect to any Release of any Hazardous Substance reportable under 42 USC S9603, 42 USC S11044, 33 USC S1321(b)(5) or any counterpart or similar state or local requirement, affecting such premises or the premises of any other place, including any loss of value of such premises as a result of a Release of any Hazardous Substance; and (c) with respect to any other environmental matter within the jurisdiction of any federal, state, or municipal official administering the Environmental Laws; provided, however, that Borrower will not be liable for such indemnification to Lender to the extent that any such loss, liability, damage or expense results from the gross negligence or willful misconduct of the Person who would otherwise be entitled to be indemnified pursuant to this
   Section 9.1(P)(ii). The procedures to be followed as to any indemnity pursuant to this Section shall be as set forth in Section
   12.2 hereof.

   a) Borrower shall provide Lender with such evidence, reports and/or other documentation as reasonably requested by Lender to insure that Borrower is in compliance with the terms of this Section 9.1(P).

   A. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

   1. Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only (i) Borrower and one or more wholly owned Subsidiaries or (ii) two or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person.

   1. Loans. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person (other than advances of up to $10,000 to sales representatives), including, without limitation, any of Borrower's Affiliates, officers or employees.

   1. Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness for Borrowed Money, except:
   (i) Obligations owing to Lender; (ii) Indebtedness for Borrowed Money of any Subsidiary to Borrower; (iii) accounts payable to trade creditors which are not more than thirty (30) days past due and current operating expenses (other than for Indebtedness for Borrowed Money) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings; and the Borrower shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by Borrower and its independent accountants;
   (iv) obligations  to  pay  Rentals   permitted  by  Section   9.2(V);
   (v) Permitted Purchase Money Indebtedness; (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and (vii) Indebtedness for Borrowed Money not included in paragraphs (i) through (vi) above which does not exceed at any time, in the aggregate, the sum of Three Hundred Thousand and No/100 Dollars ($300,000).

   1. Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower that would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

   1.                  Partnership or Joint Ventures.   Become or  agree
   to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

   1.                  Adverse   Transactions.       Enter   into    any
   transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Lender pursuant to Section 5.2 of this Agreement.

   1. Guaranties. Except for the Guaranty Agreement, guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the indebtedness of any Person except by endorsement or instruments or items of payment for deposit or collection.

   1. Limitation on Liens. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or which are being contested as permitted by Section 9.1(A) hereof, but only if in Lender's reasonable judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral;
   (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender; (iv) Deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of Section 9.2(C) of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's reasonable judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; (viii) Liens securing Indebtedness for Borrowed Money of a Subsidiary to Borrower or another Subsidiary;
   (ix) such other Liens as appear on Exhibit P attached hereto; and (x) such other Liens as Lender may hereafter approve in writing.

   1.                  Subordinated  Debt.      Make,  or   permit   any
   Subsidiary to make, any payment of any part or all of any Subordinated Debt, or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt, prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

   1. Distributions. Declare or make, or permit any Subsidiary to declare or make, any Distributions, other than Distributions by wholly-owned Subsidiaries which are payable solely to Borrower.

   1. Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lender has consented.

   1. Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries, exceed, during any fiscal year of Borrower, the amount set forth opposite such fiscal year in the following schedule:

                 Fiscal Year Ending                    Amount

                 September 30, 1998                  $150,000
                 September 30, 1999                  $150,000
                 September 30, 2000                  $150,000

   1. Business Locations. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts, Inventory or Equipment, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit C hereto, except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

   1. Change of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

   1. Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary or
   (iii) dispositions expressly authorized by this Agreement.

   1. Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on Exhibit E attached hereto.

   1. Use of Lender's Name. Without the prior written consent of Lender, use of the name of Lender or the name of any Affiliates of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

   1. Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, T or U or any other regulation of the Federal Reserve Board then in effect.

   1. Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

   1. Fiscal Year. Change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.

   1. Stock of Subsidiary, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under Section 9.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.

   1. Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower is then lessee would exceed $250,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

   1. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

   A. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

   1. Minimum Adjusted Tangible Net Worth. Maintain at all times a Consolidated Adjusted Tangible Net Worth such that the Consolidated Tangible Net Worth increases (i) by $200,000 during the period from October 1, 1997 to September 30, 1998, (ii) by $250,000 during the period from October 1, 1998 to September 30, 1999 and
   (iii) by $250,000 during the period from October 1, 1999 to September
   30, 2000.

   1. Book Value. Maintain at all times a net book value, (after deleting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which all assets of a Person would be shown on a balance sheet at such date in accordance with GAAP minus the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities, equal to or greater than $1,450,000.

   1. Fixed Charge Ratio. Maintain at all times during each fiscal quarter of each Fiscal Year shown below a Fixed Charge Ratio (calculated on a year to date basis through September 29, 1998 and a rolling four quarter basis thereafter) equal to or greater than the Fixed Charge Ratio set forth opposite such period in the following schedule:

                        Period
                                                      Fixed Charge Ratio

        Closing Date through September 29, 1998           1.4 to 1.0
        September 30, 1998 through March 31, 2000         2.0 to 1.0

  I.   SECTION   CONDITIONS PRECEDENT

        Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not make any Loans under
   Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and Lender's counsel:

   A.             Documentation.    Lender   shall  have  received   the
   following documents, each to be in form and substance satisfactory to Lender and its counsel:

   1. Copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender standard form of Loss Payee Endorsement naming Lender as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

   1. Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.3(B) hereof;

   1. Landlord or warehouseman agreements with respect to all premises leased by Borrower and which are disclosed on Exhibit Q attached hereto;

   1. A copy of the Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

   1. Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

   1. A Certificate of the Secretary of Borrower, together with true and correct copies of the Certificate of Incorporation and Bylaws of Borrower, and all amendments thereto, true and correct copies of the resolutions of the Board of Directors and the shareholders of Borrower authorizing or ratifying the execution, delivery and performance of this Agreement, the Notes, the Security Documents and the Other Agreements and the names of the officer or officers of Borrower authorized to sign this Agreement, the Notes, the Security Documents and the Other Agreements together with a sample of the true signature of each such officer;

   1. The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

   1. The Other Agreements duly executed and delivered by Borrower;

   1. The favorable, written opinion of Ungaretti & Harris, a counsel to Borrower, as to the transactions contemplated by this Agreement and any of the other Loan Documents, to be substantially in the form of Exhibit R attached hereto;

   1. Written instruction from Borrower directing the application of proceeds of the initial Loan made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower reflecting that Borrower has Eligible Accounts and Eligible Inventory in Amounts sufficient in value and amount to support Loans in the amount requested by Borrower on the date of such certificate;

   1.                  Pay-off   statements,    releases    and    UCC-3
   termination statements from Borrower's existing senior lenders;

   1.                  Accountant's letter;

   1.                  Duly executed Guaranty Agreement; and

   1. Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

   A. Other Conditions. The following conditions have been and shall continue to be satisfied, in the sole discretion of Lender:

   1.                  No Default or Event of Default shall exist;

   1. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

   1. Since November 30, 1997, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower;

   1. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents; and

   1. Lender shall have received such certificates and documents reflecting the Solvency of Borrower, after giving effect to the transactions contemplated by this Agreement, as Lender shall find acceptable, including, without limitation, pro-forma balance sheets, forecasted financial statements consisting of balance sheets, income statements and cash flow statements for Borrower covering at least the five (5) year period commencing on the Closing Date, prepared by Borrower and a fair valuation balance sheet for Borrower showing that Borrower is Solvent.

   I.   SECTION   EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

   A. Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

   1. Payment of Term Notes. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Notes on the due date of such installment.

   1. Payment of Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

   1.                  Misrepresentations.            Any      warranty,
   representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement, the Security Documents or any of the Other Agreements proves to have been false or misleading in any material respect when made or furnished.
   2. Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4.3, 4.4, 4.5, 5.2, 5.4, 9.1(A), 9.1(F), 9.1(J), 9.1(O), 9.2
   or 9.3 of this Agreement or (ii) any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this
   Section 11.1) and the breach of such other covenant is not cured to Lender's reasonable satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower.

   1. Default Under Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable period of grace.

   1. Default Under Security Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable period of grace.

   1. Other Defaults. There shall occur any default or event of default on the part of Borrower (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness for Borrowed Money (other than the Obligations) if the payment or maturity of such Indebtedness for Borrowed Money is accelerated in consequence of such event of default or demand for payment of such Indebtedness for Borrowed Money is made.

   1. Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

   1. Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower or any Guarantor.

   1. Insolvency, etc. Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than sixty (60) days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

   1. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

   1. Change of Ownership. There shall occur a change in ownership in any year of greater than 15% of the Common Stock that is owned or controlled, directly or indirectly, by the officers, employees and directors of Borrower and their Affiliates unless otherwise consented to by Lender in writing.

   1. ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit
   Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c) (5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

   1. Litigation. Borrower or any Guarantor, or any Affiliate of Borrower, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

   1.                  Repudiation or Default Under Guaranty  Agreement.
   Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

   1.                  Criminal Forfeiture.   Borrower or any  Guarantor
   shall be criminally indicated or convicted under any law that could lead to a forfeiture of any Property of Borrower or any Guarantor.

   1. Judgments. Any money judgment, writ of attachment or similar process is filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien.

   A. Acceleration of the Obligations. If any Event of Default shall have occurred and be continuing, Lender may, without notice, (i) terminate this facility with respect to further Revolving Credit Loans, whereupon no Revolving Credit Loans may be made hereunder, and/or (ii) declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default specified in
   Section 11.1(J) hereof, the Obligations shall become due and payable without declaration, notice or demand by Lender.

        Lender may (but shall not be obligated to) take any such action, or refrain from taking such action, with respect to any Default or Event of Default as it shall deem advisable in the best interest of Lender holding Revolving Credit Notes and Term Notes taken as a whole, including any action (or the failure to act) pursuant to the Loan Documents.

   A. Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

   1. All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

   1. The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

   1. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

   1. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

   1. The proceeds realized from the sale of any Collateral may be applied, after allowing three (3) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, secondly to the interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

   1. With respect to the face amount of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender and then outstanding, Lender may, at its option, require Borrower to deposit with Lender funds equal to such face amount, and if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

   A. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

   I.   SECTION   MISCELLANEOUS

   A. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or agent of Lender, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:
   1.                  At  such  time  or   times  upon  or  after   the
   occurrence and during the continuance of an Event of Default hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and
   2. At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things reasonably necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

   A. Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by
   Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this
   Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement, until expiration of any applicable statute of limitations.

   A. Complete Agreement; Modification of Agreement; Sale of Interest. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any of the Loan Documents or any portion thereof, including without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Lender may, with the prior written consent of Borrower, which consent shall not be unreasonably withheld, sell participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not; Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda and executing appropriate amendments to the signature pages hereto to reflect the addition of Lender. The foregoing notwithstanding, except with respect to sales, assignments or transfers to Affiliates under common control pursuant to which the selling, assigning or transferring Lender retains its voting rights, Lender shall not sell participations or assign, transfer or otherwise dispose of any of the Loan Documents or any portion thereof or interest therein, without the prior written consent of Lender.

        In the event Lender assigns or otherwise transfers all or any part of the Term Note or Revolving Credit Note, Lender shall so notify Borrower and Borrower shall, upon the request of Lender, issue new Term Notes or Revolving Credit Notes in exchange for the old Term Notes or Revolving Credit Notes.

        No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

   A. Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs reasonable legal expenses or other costs or reasonable out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to Lender; (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (D) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then in any such event, the reasonable attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith. Borrower's obligations pursuant to this Section 12.4 shall survive the termination of this Agreement.

   A. Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

   A. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   A. Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify Section 12.3 hereof.

   A. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.5 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

   A.             Execution in  Counterparts.   This  Agreement  may  be
   executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

   A. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt, delivery service against receipt, overnight courier service against receipt, or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt, or one (1) Business Day after deposit in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows:

   1.          If to Lender:         Harris  Trust   and  Savings Bank
                                     111 West Monroe Street
                                     P.O. Box 755
                                     Chicago, Illinois  60690
                                     Attention:  Todd A. Andritsch
                                     Telephone:  (847) 640-3525
                                     Telecopier:  (847) 640-2583
             With a copy to:
                                     Vedder, Price, Kaufman & Kammholz
                                     222 North LaSalle Street
                                     Chicago, Illinois  60601
                                     Attention:  Lane R. Moyer, Esq.
                                     Telephone:  (312) 609-7586
                                     Telecopier:  (312) 609-5005


   1.        If to Borrower:         Franklin Ophthalmic Instruments Co., Inc.
                                     1265 Naperville Drive
                                     Romeoville, Illinois  60446
                                     Attention:  Brian Carroll
                                     Telephone:  (630) 759-7666
                                     Telecopier:  (630) 759-1744

             With a copy to:         Ungaretti & Harris
                                     3500 Three First National Plaza
                                     Chicago, Illinois  60602
                                     Attention:  David J. Morris, Esq.
                                     Telephone: (312) 977-4471
                                     Telecopier: (312) 977-4405


        The foregoing notwithstanding, any notice, request or demand to or upon Lender pursuant to Sections 2.3, 2.4 or 3.4 shall not be effective until received by Lender.

   A. Lender's Consent. Except as otherwise specifically provided for herein whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

   A.         Demand  Obligations.    Nothing in  this  Agreement  shall
   affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender requiring payment of such Obligations.

   A.         Time  of  Essence.    Time  is  of  the  essence  of  this
   Agreement, the Other Agreements and the Security Documents.

   A. Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

   A. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

   A. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

   A. WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT,
   EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES;
   (iv) THE BENEFIT OF ALL  VALUATION, APPRAISEMENT AND EXEMPTION  LAWS;
   (v) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND
   (vi) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning hereof.


   BORROWER:

   FRANKLIN OPHTHALMIC
     INSTRUMENTS CO., INC.


   By:        /S/ Brian M. Carroll
       Name:      Brian M. Carroll
       Title:     Chief Financial Officer

   LENDER:

   HARRIS TRUST & SAVINGS BANK



   By:       /s/ Todd A. Andritsch
       Name:     Todd A. Andritsch
       Title:    Vice President

                                 EXHIBIT A

                           REVOLVING CREDIT NOTE


   $2,200,000     December 30, 1997
                                                       Chicago, Illinois


             FOR VALUE RECEIVED, the undersigned, FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC., a Delaware corporation (hereinafter referred to as "Borrower"), hereby PROMISES TO PAY to the order of HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (hereinafter referred to as "Lender"), or its registered assigns, at 111 West Monroe Street, Chicago, Illinois 60690, or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

             This Note is the Revolving  Credit Note issued pursuant  to
   Section 2.1 of that certain Amended and Restated Loan and Security Agreement dated as of December 30, 1997, between Borrower and Lender (the "Loan Agreement"), and is entitled to the benefit and security of the "Loan Documents" (as defined in the Loan Agreement) provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

             The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on March 31, 2000 unless the term hereof is extended in accordance with the Loan
   Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

             If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

             Upon and after the occurrence of an Event of Default, this Note shall or may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, become or be declared immediately due and payable.

             Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

             This Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of Illinois.



                                      FRANKLIN OPHTHALMIC
                                      INSTRUMENTS CO, INC.



                                      By: /s/ Brian M. Carroll
                                    Name:     Brian M. Carroll
                                   Title:     Vice President & CFO

                                 EXHIBIT B

                          SECURED PROMISSORY NOTE


   $300,000  December 30, 1997
                                                       Chicago, Illinois

        FOR VALUE RECEIVED, the undersigned, FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC., a Delaware corporation (hereinafter referred to as "Borrower"), hereby promises to pay to the order of HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (hereinafter referred to as "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000) together with interest from and after the date hereof on the unpaid principal balance from time to time outstanding.

        This Secured Promissory Note (the "Note") is the Term Note referred to in, and is issued pursuant to, that certain Amended and Restated Loan and Security Agreement between Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and all other instruments evidencing or securing the indebtedness hereunder (including, without limitation, the "Security Documents" as defined in the Loan Agreement) are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

        Interest from and after the date hereof on the unpaid principal balance from time to time outstanding shall bear interest at such rates as are specified in the Loan Agreement.

        For so long as no Event of Default shall have occurred under the Loan Agreement, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

             (a) Interest shall be due and payable at such times as are specified in the Loan Agreement;

             (b) Commencing on February 1, 1998, and continuing on the first day of each month thereafter to and including March 1, 2000, principal payments in the amount of Three Thousand Seven Hundred Fifty Dollars ($3,750) each; and

             (c) On March 31, 2000, a final principal payment equal to the entire unpaid principal balance hereof, together with any and all other amounts due hereunder.

   Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to
   Section 3.4 thereof.

        This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 2.2(B) of the Loan Agreement.
   Borrower may prepay this Note in whole at any time or in part from time to time upon ten (10) days' prior written notice to Lender, provided that each such prepayment shall be made together with accrued interest on the principal amount so prepaid at the prepayment date.

        All partial prepayments, whether mandatory or voluntary, shall be applied to installment of principal in the inverse order of their maturities.

        The occurrence of an Event of Default under the Loan Agreement, including, without limitation, the failure to pay any installment of principal or interest on this Note in full on the due date thereof in accordance with the terms of this Note, shall constitute an event of default under this Note and shall entitle Lender, at its option, upon or at any time after the occurrence of any such Event of Default to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition the principal balance and accrued interest hereof, reasonable attorney's fees and court costs.

        Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

        Wherever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

        This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois, and is intended to take effect as an instrument under seal.

        IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed, sealed and delivered in Chicago, Illinois, on the date first above written.

                                      FRANKLIN OPHTHALMIC INSTRUMENTS
                                      CO., INC.



                                      By:  /s/ Brian M. Carroll
                                    Name:      Brian M. Carroll
                                   Title:      Vice President & CFO

                                 EXHIBIT C

                       BORROWER'S BUSINESS LOCATIONS


        (1) Borrower currently has the following business locations, and no others:

        (2) Borrower maintains its books and records relating to Accounts and General Intangibles at:




        (3) During the preceding seven-year period, Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:

                                 EXHIBIT D

                      JURISDICTIONS IN WHICH BORROWER
                         IS AUTHORIZED TO DO BUSINESS







                                 EXHIBIT E

                     CORPORATE NAMES AND PREDECESSORS


        (1) Each Borrower's correct corporate name, as registered with the Secretary of State (Commonwealth) of its State (Commonwealth) of incorporation is:

                  Name                State (Commonwealth) of
   Incorporation

        (a)
        (b)
        (c)
        (d)

        (2) During the preceding seven-year period, Borrower has used the following names:

                                 EXHIBIT F

               PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES


        (1)  Borrower has no patents [, except].

        (2)  Borrower has no trademarks [, except].

        (3)  Borrower has no copyrights [, except].

        (4) Borrower has no licenses, other than routine business licenses, authorizing them to transact business in local jurisdictions [and the following:].


                                 EXHIBIT G

                     CAPITAL STRUCTURE AND AFFILIATES

        (1) The number of authorized shares of common stock of [BORROWER] is __________. The number of issued shares of common stock of [BORROWER] is __________. [BORROWER] has no treasury stock.

        (2) All of the issued shares of [BORROWER] are fully paid and non-assessable and are owned by the following Persons:

        (3)  [BORROWER] has no Subsidiaries [, except the following:]

           Name                State of         Percent of Voting
                             Incorporation     Stock Borrower Owns






                                 EXHIBIT H

           CONTRACTS RESTRICTING BORROWER'S RIGHT TO INCUR DEBTS


        There are no contracts that restrict the right of Borrower to incur Indebtedness, except the following:

        (1)

        (2)


        None of the foregoing contracts restricts or prohibits Borrower from executing, delivering and performing this Agreement, the Other Agreements or the Security Documents or incurring any Obligations to Lender in accordance with this Agreement.

                                 EXHIBIT I

                                LITIGATION


        (1) There are no proceedings pending against Borrower in any court, except as follows:




        (2) The only threatened litigation of which Borrower is aware is as follows:

                                  EXHIBIT J

                               PENSION PLANS

                                 EXHIBIT K

                              LABOR CONTRACTS


        Borrower has no agreements with any organization of its employees [, except the following:]


                                 EXHIBIT L

                            CAPITALIZED LEASES


                   Borrower has the following capitalized leases:

                                 EXHIBIT M

                             OPERATING LEASES


             Borrower has the following operating leases:



                                 EXHIBIT P

                              PERMITTED LIENS


                                 EXHIBIT Q

                              LEASED PREMISES


                                 EXHIBIT R

                    [LETTERHEAD OF BORROWER'S COUNSEL]